Exhibit 99.1

NEWS RELEASE

IR Contact: Bob Gray Valence Technology, Inc. 512.527.292 investor@valence.com	PR Contact: Jeff Fox The Blueshirt Group 415.828.8298 jeff@blueshirtgroup.com

Valence Technology Reports
Fiscal Third Quarter Financial Results
Revenue Increase Expected for Fourth Quarter

AUSTIN, Texas, February 8, 2012 (GLOBE NEWSWIRE) -- Valence Technology, Inc. (NASDAQ: VLNC), a leading U.S.-based global manufacturer of advanced energy storage solutions for commercial applications today reported financial results for its fiscal 2012 third quarter and nine months ended December 31, 2011.

Executive Commentary

“Our third quarter revenue results were in line with prior guidance. Furthermore, during the quarter we experienced heavy bid activity to a broad spectrum of customers, including those in the healthcare, industrial, and commercial fleet markets,” said Robert L. Kanode, president and chief executive officer.

“In addition to powering over 60,000 vehicles since 2005, we have also introduced our U-Charge ® lithium solutions into numerous industries outside of the automotive sector. This effort is consistent with our strategy to expand the non-automotive segment of our business. This has resulted in a substantial and diverse customer base which has acknowledged Valence’s patented lithium phosphate chemistry as a safe and durable advanced energy storage solution,” stated Kanode.

Recent business highlights:

▪	New or expanded Supply Agreements with two leading healthcare solution providers: Rubbermaid Medical Solutions and Howard Medical.

▪	Over 40 LeBoat Hybrid Canal Boats, powered by Valence, have been delivered by Beneteau.

Fiscal Third Quarter 2012 Compared to Same Period 2011:

▪	Revenue was $8.5 million, in line with expectations, compared to $13.8 million.

▪	Net loss available to common shareholders was $2.5 million, or $0.01 per share, compared to a loss of $2.0 million, or $0.01 per share.

▪	Gross margin was 8% compared to 20%.

▪	Operating loss was $1.6 million compared to a loss of $1.2 million.

▪	Operating expenses declined to $2.3 million compared to $4.0 million.

Fiscal Nine Months 2012 Compared to Same Period 2011:

▪	Revenue was $31.1 million, compared to $32.0 million.

▪	Diversified revenue (revenue not attributable to Smith Electric Vehicles) grew 36%, to $26.0 million from $19.1 million.

▪	Net loss available to common shareholders decreased to $10.2 million, or $0.06 per share, compared to a loss of $10.3 million, or $0.07 per share.

▪	Gross margin was 17%, compared to 20%.

▪	Operating loss was $7.7 million, compared to a loss of $7.5 million.

▪	Valence achieved a diverse and more balanced customer base with no single customer exceeding 20% of revenue versus two customers collectively exceeding 70%.

Business Outlook

▪
Valence expects fiscal 2012 fourth quarter revenue to be in the range of $12 million to $13 million, which is lower than the prior guidance given in November 2011 and is principally due to global economic conditions which have resulted in order delays, push-outs, and cancellations by several customers.

▪	For the full fiscal year 2012, Valence expects revenue to be in the range of $43 million to $44 million.

Conference Call and Webcast
Valence Technology will conduct a conference call today at 3:30 p.m. CT (4:30 p.m. ET) to discuss its third quarter fiscal year 2012 financial results.  Interested parties may participate in the call by dialing (877) 375-1350 (international callers dial (253) 237-1153). No passcode is required. The conference call will also be webcast live and can be accessed by visiting Valence's web site at www.valence.com and clicking on the following links: Investor Relations - Events & Presentations. To access the webcast, please go to this web site approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. A replay of the webcast will be available on the company's Web site at www.valence.com. A telephonic replay will also be available from 6:30 p.m. CT on February 8, 2012, through 6:30 p.m. CT on February 29, 2012. To access the replay, please dial (855) 859-2056 and enter conference passcode 43519833. Callers outside the United States and Canada can access the replay by dialing (404) 537-3406 and entering the conference passcode mentioned above.

About Valence Technology, Inc.
Valence Technology is a global leader in the development and manufacture of safe, long-life lithium iron magnesium phosphate advanced energy storage solutions and integrated command and control logic. Headquartered in Austin, Texas, Valence enables and powers some of the world's most innovative and environmentally friendly applications, ranging from commercial electric vehicles to industrial and marine equipment. Valence Technology today offers a proven technology and manufacturing infrastructure that delivers ISO-certified products and processes that are protected by an extensive global patent portfolio. In addition to the corporate headquarters in Texas, Valence Technology has its Research & Development Center in Nevada, its Europe/Asia Pacific Sales office in Northern Ireland, manufacturing facilities in China, and global fulfillment centers in North America and Europe. Valence Technology is traded on the NASDAQ Capital Market under the ticker symbol "VLNC." For more information, visit www.valence.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, our statements regarding our reputation and experience proving to be a competitive advantage, and our fourth quarter and fiscal year revenue guidance.  Our actual results could vary substantially from these forward-looking statements as a result of a variety of factors including: the impact of our limited financial resources on our ability to execute on our business plan, commercially exploit our technology, respond to unanticipated developments, and compete effectively in the marketplace; the possibility that our current equity financing arrangements may not be sufficient to meet our cash requirements and the need to raise additional debt or equity financing to continue as a going concern; our uninterrupted history of quarterly losses and our ability to ever achieve profitability; the overall demand for batteries to power electric vehicles, and the demand for our lithium-ion batteries and lithium phosphate battery technology; our ability to service our debt, which is substantial in relationship to our assets and equity values; our ability to collect our outstanding accounts receivable; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our current and future products; our ability to form effective arrangements with OEMs to commercialize our products; the level and pace of expansion of our manufacturing capabilities, including our ability to scale our manufacturing and quality processes at a level necessary to support potential demand; product or quality defects including safety issues; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins to achieve break-even cash flow; our dependence on sole or a limited number of suppliers for key raw materials and components, and the ability of our vendors to provide conforming materials for our products on a timely basis; the level of our selling, general, and administrative costs; any impairment in the carrying value of our intangible or other assets; our ability to achieve our intended strategic and operating goals; international business risks, particularly the many risks inherent in doing business in China; our ability to attract and retain key personnel; the failure to expand our customer base; the effects of competition; and the outcome of any current or future litigation regarding intellectual property and general economic conditions. These and other risk factors that could affect our actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and Quarterly Reports on Form 10-Q and other documents we file with the Securities Exchange Commission. The reader is directed to these statements for a further discussion of important factors that could cause our actual results to differ materially from those in our forward-looking statements.  We disclaim any intent or obligation to update these forward-looking statements.

SOURCE: Valence Technology, Inc.

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{financial tables to follow}

VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2011	March 31, 2011
ASSETS
Cash	$3,209	$2,915
Accounts Receivable	5,684	13,615
Inventory	20,468	12,491
Prepaids and Other Current Assets	2,280	2,661
Total Current Assets	31,641	31,682

Fixed Assets and Other Long Term Assets	4,074	4,335

Total Assets	$35,715	$36,017

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Accounts Payable	$9,255	$9,150
Accrued Expenses	4,558	6,063
Short Term Debt	4,953	10,686
Total Current Liabilities	18,766	25,899

Long Term Debt and Other Liabilities	67,542	65,342
Total Liabilities	86,308	91,241

Redeemable Convertible Preferred Stock	8,610	8,610

Total Stockholders’ Deficit	(59,203)	(63,834)

Total Liabilities, Preferred Stock and Stockholders’ Deficit	$35,715	$36,017

VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Total Revenues	$8,505	$13,754	$31,053	$31,977

Cost of Sales	7,832	10,955	25,773	25,470

Gross Margin	673	2,799	5,280	6,507

Operating Expenses	2,316	4,019	12,934	13,987

Operating Loss	(1,643)	(1,220)	(7,654)	(7,480)

Net Loss Available to Common Stockholders	$(2,460)	$(2,044)	$(10,201)	$(10,322)

Net Loss Per Share Available to Common Stockholders	$(0.01)	$(0.01)	$(0.06)	$(0.07)

Shares Used in Computing Net Loss Per Share Available to Common Stockholders, Basic and Diluted	167,899	145,745	163,764	137,978

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